Exhibit 10.8.1

FIRST AMENDMENT TO THE

CNB BANCORP, INC.

2003 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is made as of September 11, 2003, by CNB BANCORP, INC., a Virginia corporation (the “Company”).

WHEREAS, the Company maintains the CNB Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”), which was established by indenture dated May 13, 2003;

WHEREAS, the shareholders of the Company approved the Plan at its meeting on August 12, 2003, subject to the requirement that the Plan may not be terminated or amended without the approval of the Company’s shareholders;

WHEREAS, the Company desires to amend the Plan to reflect that the Plan may not be terminated or amended without the approval of the Company’s shareholders.

NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan, effective as of August 12, 2003, by deleting the existing Section 5.8 and substituting therefore the following:

“5.8 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan, provided that the stockholders of the Company approve of any such amendment or termination. No such amendment or termination shall adversely affect the rights of a holder of a Stock Incentive without the consent of such holder.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed, effective as of the date first above written.

CNB BANCORP, INC.

By:	/s/ Douglas A. Chesson
Title:	President & CEO

ATTEST:

By:	/s/ Susan W. O’Connell
Title:	Secretary